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                                                               Exhibit 11.1


                                           GREAT WESTERN FINANCIAL CORPORATION

                           Computation of Net Income Per Common Share
                                   Primary and Fully Diluted


                                                                 Three Months Ended      Six Months Ended
                                                                       June 30               June 30
                                                                 ------------------    -------------------
(Dollars in thousands)                                              1995       1994        1995       1994
                                                                    ----       ----        ----       ----

Net income                                                       $50,436    $55,855    $ 93,920   $105,330
Preferred stock dividends - convertible
  and nonconvertible                                              (6,254)    (6,254)    (12,508)   (12,508)
                                                                 -------    -------    --------   --------
Net income for computing earnings per
  Common share - primary                                          44,182     49,601      81,412     92,822
Preferred stock dividends - convertible                                -      2,830           -      5,660
                                                                 -------    -------    --------   --------
Net income for computing earnings per
  Common share - fully diluted                                   $44,182    $52,431    $ 81,412   $ 98,482
                                                                 =======    =======    ========   ========

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

                                             Computation of Average Number of
                                Common Shares Outstanding on Primary and Fully Diluted Basis
                                         (In thousands, except per share amounts)




                                                                 Three Months Ended      Six Months Ended
                                                                       June 30               June 30
                                                                 ------------------    ------------------
                                                                    1995       1994       1995       1994
                                                                    ----       ----       ----       ----
Average number of Common shares outstanding
  during each period - without dilution                          135,360    133,059    134,948    132,919
Common share equivalents outstanding at
  the end of each period                                           1,387        457        928        525
                                                                 -------    -------    -------    -------
Average number of Common shares and Common
  share equivalents outstanding during each
  period on a primary basis                                      136,747    133,516    135,876    133,444
Common share equivalents outstanding at
  the end of each period on a fully
  diluted basis                                                        -        161        367         94
Addition from assumed conversion as of the
  beginning of each period of the convertible
  preferred stock outstanding at the end of
  each period                                                          -      6,342          -      6,342
                                                                 -------    -------    -------    -------
Average number of Common shares outstanding
  during each period on a fully diluted basis                    136,747    140,019    136,243    139,880
                                                                 =======    =======    =======    =======
Net income per Common share

  Primary                                                           $.32       $.38       $.60       $.70
  Fully diluted                                                      .32        .38        .60        .70


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